EXHIBIT 8



                      STOCK PLEDGE AGREEMENT


     Stock Pledge Agreement, dated as of March 1, 1996, made by
Jara Enterprises, Inc., Convertible Enterprises, Inc., Bright Star Enterprises, Inc., and Jennifer Advertising, Inc. (collectively, the "Pledgors") to Klaussner Furniture Industries, Inc., a North Carolina corporation (the "Secured Party").
     In consideration of the premises, the mutual covenants, terms and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgors hereby covenant and agree as follows:
     1.   Hypothecation and Pledge of Stock: Grant of Security
Interest.   To secure payment and performance by Pledgors of (a)
their guaranty to Secured Party of even date herewith (the "JWI Guaranty") of the Indebtedness as such term is defined in the JWI Guaranty ("JWI Obligations"); and (b) Continuing Guaranty Agreement dated February 26, 1993 by Pledgors to the Secured Party, as amended by Amendment To Continuing Guaranty Agreement dated
February 17, 1994, as further amended by Amendment To Continuing Guaranty Agreement dated January 1, 1995, as further amended by Amendment To Continuing Guaranty Agreement dated March 1, 1996, executed by Pledgors (the "Jennifer-New York Guaranty") of the indebtedness as described in the Jennifer-New York Guaranty (the "Jennifer-New York Obligations"), each Pledgor hereby pledges to Secured Party and grants to the Secured Party a continuing first priority security interest in and to all of their respective issued
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and outstanding shares of common stock, $0.01 per share par value, of Jennifer Convertibles, Inc. (the "JCI Common Stock"). The JWI Guaranty and the Jennifer-New York Guaranty are hereinafter sometimes collectively referred to as the "Guaranty".  The
execution and delivery of this Stock Pledge Agreement is a
condition to (a) Secured Party lending the sum of $1,440,000 to Jennifer Warehousing, Inc. ("JWI"), a subsidiary of Jara
Enterprises, Inc. ("Jara") and an affiliate of the other Pledgors, which loan is evidenced by a Note of even date herewith executed by JWI in favor of Secured Party (the "JWI Note") and (b) pursuant to Amended and Restated Promissory Note dated March 1, 1996, (the "Jennifer-New York Note"), Secured Party is further agreeing to an extension of the terms of payment of the obligations of
Jennifer-New York, Inc. ("Jennifer-New York") to the Secured Party. All such shares of JCI Common Stock are evidenced by the certificates listed on Schedule A (the "Pledged Shares"), and together with all additions thereto, substitutions and replacements therefor and Proceeds (as hereinafter defined) of all of the foregoing shall be hereinafter referred to as the "Pledged Collateral". All Pledgors shall simultaneously herewith deliver to the Secured Party, in form transferable by delivery, the certificates representing the Pledged Shares, accompanied by stock powers duly executed in blank, except for the Lost Shares, as hereinafter defined, subject to the terms of paragraph 2(o) hereof, to be held by the Secured Party as security as aforesaid, provided, however, that so long as no Event of Default (as hereinafter defined) shall have occurred and be continuing, Secured Party shall not transfer to or register in its name or any of its nominees any or all of the Pledged Collateral.
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          As used herein, the term "Proceeds" shall have the
meaning assigned to it under Article 9 of the Uniform Commercial
Code as in effect in the State of North Carolina as the same may be amended from time to time (the "UCC") and, to the extent not otherwise included, shall include, but not be limited to, i) any and all proceeds of any causes and rights of action or settlements thereof payable to any Pledgor from time to time with respect to the Pledged Collateral, and ii) any and all other amounts from time to time paid or payable under or in connection with the Pledged Collateral, and shall also include, without limitation, cash dividends, any cash, other stock or property received in exchange or in substitution for the Pledged Shares, distributions which may be made on, or distributed in consequence of the ownership of, the Pledged Shares, instruments or distributions of any kind issuable, issued or received upon conversion of, in respect of, or in exchange for any of the Pledged Shares, including, without limitation, those arising from a stock dividend, stock split, reclassification, reorganization, merger, consolidation, sale of assets, or other exchange of securities or any dividends or other distributions, warrants, options or other rights of any kind upon or with respect to the Pledged Shares.
      2.   Covenants and Agreements. Until the payment in full of
all of the JWI Obligations and Jennifer-New York Obligations (collectively the "Obligations").
          (a) Each Pledgor shall defend its Pledged Collateral against all claims and demands of all persons (other than the
Secured Party) at any time claiming the same or any interest therein.
          (b)    At any  time  and from  time  to  time, upon the
request of the
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Secured Party and at the sole expense of each Pledgor, each Pledgor will promptly execute, deliver, file and record any and all such further instruments and documents, and take such further action as may be deemed necessary or desirable in the reasonable judgment of the Secured Party to obtain, maintain, perfect and enforce the security interest granted hereby and the rights, remedies and powers hereunder, including, without limitation, the provision of instruments and documents reasonably necessary to perfect the security interest granted hereby under Article 9 of the UCC, and the execution and delivery of one or more proxies and powers of attorney (in addition to those granted herein). In connection herewith, the Secured Party is hereby irrevocably authorized and empowered as each Pledgor's attorney-in-fact, at its option (but without any obligation of the Secured Party to do so), to make any filings of UCC financing and continuation statements and to give all other notices as it shall deem necessary with respect to the Pledged Collateral, all of which may be done with or without the signature of any Pledgor. Each Pledgor agrees that the foregoing power constitutes a power coupled with an interest which shall survive until the payment in full of all of the Obligations. Each Pledgor agrees that a carbon, photographic or other reproduction of this Stock Pledge Agreement is sufficient as a financing statement.
          (c) No Pledgor will sell, encumber, transfer or otherwise dispose of or hypothecate the Pledged Collateral or any portion thereof nor sign, file or authorize the signing or filing of any document effecting such act, except upon the prior written consent of the Secured Party.
          (d)   Each Pledgor will notify the Secured Party of any
change in
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such Pledgor's mailing address.
          (e) Pursuant to this Stock Pledge Agreement, each Pledgor shall have delivered to Secured Party of all instruments, securities and documents which are part of the Pledged Collateral, appropriately endorsed to the Secured Party's order, or with appropriate powers. Regardless of the form of such endorsement, each Pledgor hereby waives presentment, demand, notice of dishonor, protest, and notice of protest, and all other notices with respect to any of the foregoing which would otherwise require the same.
          (f) With respect to the Pledged Collateral, the Secured Party shall not be under any duty to present, send or file any claim or notices, perform any services, exercise any rights of collection, enforcement, conversion or exchange, vote, pay for any insurance, or pay any taxes or other charges, make any demand, or make any inquiry as to the nature or sufficiency of any payment received by it, or take any action of any kind in connection with the management thereof, and its only duty with respect thereto shall be to exercise reasonable care in the custody and
preservation of the Pledged Collateral held hereunder.
          (g) Pledgors will, upon the Secured Party's written request, do, file, record, make, execute and deliver all such acts, deeds, things, notices and instruments as may be reasonably necessary or desirable to vest in and assure to the Secured Party a continuing first priority security interest in and to the Pledged Collateral and the enforcement of, and giving effect to, the rights, remedies and powers hereunder.
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          (h)   Any additions to, accumulations of, substitutions
for, and proceeds of the Pledged Collateral in any form whatsoever which shall come into the possession of any Pledgor shall be held in trust for the Secured Party, and, upon receipt thereof, shall be promptly delivered to the Secured Party as Pledged Collateral in the form received together with such stock powers or other
documents as the Secured Party shall request in connection
therewith.
          (i)   The Secured Party, may at any time, and from time
to time, extend the time of payment or performance or renew, in whole or in part, any of, or modify, compromise, waive, supplement or otherwise change in any way, the Obligations as the Secured
Party may determine and all of the provisions and authorizations contained herein shall continue to remain in full force and effect.
          (j)   The security interest granted under this Stock
Pledge Agreement constitutes and shall at all times constitute a continuing first priority security interest in the Pledged Collateral, and Pledgors represent that the Pledged Collateral is free and clear of all liens, security interests or encumbrances of any kind, except for the security interest created by this Stock Pledge Agreement, and that each Pledgor is the owner of the shares representing its portion of the Pledged Collateral.
          (k) Each Pledgor as to itself and its Pledged Collateral represents and warrants that as of the date hereof:
              i)  Pledgor has full power and authority to enter
into and perform its obligations under this Stock Pledge Agreement and to pledge the Pledged Collateral to the Secured Party as provided herein.
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             ii)  The execution, delivery and performance of this
Stock Pledge Agreement by the Pledgor, and the pledge of the
Pledged Collateral hereunder do not and will not conflict with, result in any violation of, or constitute any default under, a provision of any contractual obligation of Pledgor or any law or governmental regulation or court decree or order applicable to or binding upon Pledgor. This Stock Pledge Agreement is the legal, valid and binding obligation of the Pledgor, enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.
             iii) To the best of its knowledge, the JCI Common Stock constituting Pledged Collateral is duly authorized and validly issued, fully paid and nonassessable.
              iv)   Except  as  set  forth in  Schedule B annexed
hereto, none of the Pledged Shares (A) is subject to any option, agreement or commitment pursuant to which any third party shall have a right to acquire any interest therein; (B) is subject to any restriction of any kind as provided in the Securities Act of 1933, as amended and the Securities and Exchange Act of 1934, as amended, and the regulations promulgated thereunder, including, but not limited to Rule 144 of the Securities Exchange Commission (collectively the "Act") and applicable state securities laws; (C)
is or shall become "control" or "restricted" stock as such terms are used in the Act; and (D) is or shall become subject to a legend or agreement which would restrict the transfer thereof by the
Pledgor or the Secured Party.
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          (l)   To the extent that any provision of this Stock
Pledge Agreement conflicts with any of the provisions of the Option Agreements and Voting Trust Agreements described in Schedule B hereof (collectively, the "Option and Voting Agreements"), the provisions of this Stock Pledge Agreement shall govern. All of the parties to the Option and Voting Agreements hereby consent to the terms of this Stock Pledge Agreement, and hereby waive and subordinate to Secured Party any and all rights (including, without limitation any notices to be given) each of such parties may have with respect to the Option and Voting Agreements and such Option and Voting Agreements shall be deemed suspended and without any force and effect until the payment in full of the Obligations, provided that the Pledged Shares may be voted (subject to the terms of paragraph 5 and the other applicable provisions of this Stock Pledge Agreement) in accordance with the Option and Voting Trust Agreements until the occurrence and continuance of an Event of Default, provided further, however, that nothing contained herein shall preclude the right of any optionee to exercise any option to purchase to purchase any Pledged Shares under the Option and Voting Agreements, provided that such optionee either agrees to be bound as a Pledgor subject to all of the terms of this Stock Pledge Agreement and ratifies this Stock Pledge Agreement or executes a new stock pledge agreement that refers to such Pledged Collateral and is in the same form as this Stock Pledge Agreement.
          (m)   The Pledgors recognize that the Secured Party may
be unable to effect a public sale of any or all the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and the Securities
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and Exchange Act of 1934, as amended, and the regulations
promulgated thereunder, including but not limited to Rule 144 of the Securities and Exchange Commission (collectively the "Act"), and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Pledged Collateral for their own account for investment and not with a view to the distribution or resale thereof. Pledgors agree that Secured Party is authorized to impose any limitation and take all such acts as Secured Party shall deem necessary to comply with the Act in making any sale or other distribution of the Pledged Collateral. Each Pledgor (at its own expense) shall use reasonable efforts to cause Jennifer
Convertibles, Inc. ("JCI") to take all action and to execute all documents that Secured Party shall reasonably require in order to comply with the Act in connection with the sale of any of the
Pledged Collateral, after and during the continuance of an Event of Default. Each Pledgor acknowledges that any such private sale may result in prices and other terms less favorable than if sold at public sales, and agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Secured
Party shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any issuer of such Pledged Collateral to register such Pledged
Collateral for public sale under the Act, or under applicable state securities laws, even if such issuer would agree to do so.
          (n) Secured Party acknowledges that all or part of the Pledged Collateral may be or may become subject to Rule 144 of the Securities and Exchange
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Commission as amended from time to time ("Rule 144").  Until the payment in full of the Obligations, and in the event of any sale of the Pledged Collateral pursuant to Rule 144 made by the Pledgors and consented to by the Secured Party, the Pledgors will furnish the Secured Party with a copy of any Form 144 filed in respect of such sale. The Pledgors will cooperate fully with the Secured
Party with respect to any sale by the Secured Party of any of the Pledged Collateral, including full and complete compliance with all requirements of Rule 144 and will give to the Secured Party all information and will do all things necessary, including the execution of all documents, forms, instruments, and other items, to comply with Rule 144 and any and all other rules, regulations or laws of the United States or the state necessary for the
unrestricted sale and/or transfer of the Pledged Collateral, and will exercise their reasonable efforts to have JCI, upon the request of the Secured Party, publicly disseminate all information required to satisfy Rule 144. The Pledgors understand that the pledge to Secured Party of the Pledged Collateral by the Pledgors
is a bona fide pledge and not intended by the Pledgors to result in the satisfaction of the Obligations by the liquidation and sale of the Pledged Collateral. The Pledgors agree to execute one or more Forms 144 or any other form required to comply with Rule 144 at any time after the Secured Party's written request with respect to the Pledged Collateral.
          (o)   Certain of the Pledged Shares identified in
Schedule A have been lost or misplaced (the "Lost Shares") and lost certificate affidavits have been submitted by the appropriate Pledgors to the transfer agent of JCI, and replacement certificates for the Lost Shares (the "Replacement Certificates") have been requested.
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Pledgers covenant and agree that Secured Party shall receive the
Replacement Certificates, together with appropriate stock powers endorsed in blank, no later than April 1, 1996, which Replacement Certificates shall be deemed Pledged Collateral.
          3. Events of Default. Each of the following shall constitute an "Event of Default" hereunder:
          (a) The occurrence and continuance of any Event of Default, as such term is defined in the JWI Note, and/or any default by JWI in the payment of the JWI Obligations;
          (b) The occurrence and continuance of any Event of Default, as such term is defined in the Jennifer-New York Note, and/or any default by Jennifer-New York in the payment of the Jennifer-New York Obligations;
          (c)  A default  by  any  Pledg or under its Guaranty;
          (d)  Any representation or warranty made by Pledgor in
the Guaranty and/or in this Stock Pledge Agreement shall prove to have been false or misleading in any material respect when made;
          (e)  A  Pledgor  fails to observe,  perform or comply
 with any term, provision, condition, or covenant contained herein, and the same is not cured within 30 days after receipt by Pledgor of written notice thereof; or
          (f) Any Pledgor, Fred J. Love, Jennifer-New York, and/or JWI shall i) make an assignment for the benefit of creditors, or ii) is generally not be paying its debts not subject to bona fide dispute as such debts become due, or iii) admit in writing its inability to pay its debts as they become due, or iv) file a voluntary petition
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in bankruptcy, or v) become insolvent (however such insolvency shall be evidenced), or vi) file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction, or vii) petition or apply to any tribunal for any receiver,
custodian or any trustee for any substantial part of its property, or viii) seek, approve, consent to or acquiesce in any such proceeding, or in the appointment of any trustee, receiver, custodian or liquidator for it, or any substantial part of its property or an order is entered appointing any such trustee, receiver or custodian, liquidator and such order remains in effect and unstayed for 90 days, or ix) take any formal action for the purpose of effecting any of the foregoing or looking to the liquidation or dissolution of any Pledgor, Fred J. Love,
Jennifer-New York, and/or JWI, unless such action has been previously consented to in writing by the Secured Party after adequate notice and opportunity to review such proposed action;
          (g)  An order for relief is entered under the United
States Bankruptcy laws or any other decree or order is entered by a court having jurisdiction in the premises i) adjudging any
Pledgor, Fred J. Love, Jennifer-New York, and/or JWI a bankrupt or insolvent, or ii) approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect to any Pledgor, Fred J. Love, Jennifer-New York, and/or JWI under the United States bankruptcy laws or any applicable law, or
iii) appointing a receiver, liquidator, assignee, trustee,
custodian or sequestrator (or other similar official) of any
Pledgor, Fred J.
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Love, Jennifer-New York, and/or JWI or any substantial part of the property of any of them, or iv) ordering the winding up or liquidation of the affairs of any Pledgor, Fred J. Love,
Jennifer-New York, and/or JWI and any such decree or order continues unstayed and in effect for a period of 90 days.
     4.   Rights and Powers of the Secured Party on Default.
          (a) In General. After the occurrence and continuance of an Event of Default, the Secured Party may proceed to enforce its rights hereunder by suit in equity, action at law and/or other appropriate proceedings, whether for payment or the specific performance of any covenant or agreement contained in this Stock Pledge Agreement. Without limiting the foregoing, upon the occurrence and continuance of an Event of Default, the Secured
Party may, in its discretion (without any duty or obligation to do
so):
               i)  endorse as any Pledgor's agent any instruments
or securities pertaining to the Pledged Collateral;
               ii) take control of Proceeds, including, if any, stock received as dividends or by reason of stock splits, and use cash Proceeds to reduce any part of the Obligations;
               iii) take any action any Pledgor is required to take or any other necessary action to obtain, preserve and enforce this Stock Pledge Agreement, and maintain and preserve the Pledged Collateral, without notice to such Pledgor (except as such notice is expressly provided for hereunder or required by applicable law) and add the costs of same to the Obligations;
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               iv)  release Pledged Collateral in its possession to
any Pledgor, temporarily or otherwise;
               v) take control of funds generated by the Pledged Collateral, such as cash dividends and use same to reduce any part of the Obligations;
               vi) vote any stock which is part of the Pledged Collateral and give consents, waivers and ratifications in respect of such shares;
               vii) exercise all other rights in a commercially reasonable manner which an owner of such Pledged Collateral may exercise; and
               viii) transfer any of the Pledged Collateral or evidence thereof into its own name or that of its nominee and receive the Proceeds therefrom and hold the same as security for the Obligations, or apply the same thereto.
               After the occurrence and continuance of an Event of Default, the Secured Party may, but shall be under no duty or obligation to, demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize upon the Pledged Collateral, in its own name or in the name of Pledgor, as the Secured Party may reasonably determine. The cost of such collection and enforcement, including reasonable attorneys' fees and expenses, shall be borne by all Pledgors, whether the same is incurred by the Secured Party, or an agent or representative thereof, or by any Pledgor. If paid by the Secured Party, such payment shall become a part of the Obligations. The foregoing rights and powers of the Secured Party shall be in addition to, and not a limitation upon, any rights and powers of the Secured Party given by law, custom, elsewhere by this Stock Pledge Agreement or otherwise.
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          (b)  Power of Sale; Enforcement.  In case an Event of
Default shall have occurred and be continuing, the Secured Party, personally or by agents or representatives,
               i)  may to the extent permitted by law, including
any federal or state laws governing the sales of securities, grant options to purchase or sell at one or more sales, all or any part of the Pledged Collateral, such sale or other disposition to be made at the discretion of the Secured Party at one or more private sales or to the highest bidder at public auction at such place or places, at such time or times, and upon such terms as may be commercially reasonable, including, without limitation, credit, as the Secured Party may fix and specify in the notice of sale or other disposition to be given as herein provided or as may be required by law. The Secured Party shall be under no obligation to delay the sale of any of the Pledged Collateral for the period of time necessary to permit registration of such securities for public sale under the Act or under applicable state securities laws;
               ii)   may proceed to protect and enforce the rights
of the Secured Party under this Stock Pledge Agreement by suit, whether for specific performance of any covenant herein contained, or in aid of the execution of any power herein granted, or for the foreclosure of or other realization upon the security interest provided in this Stock Pledge Agreement and the sale of the Pledged Collateral under the judgment or decree of a court of competent jurisdiction, or for the enforcement of any other right, as the Secured Party in its sole discretion shall determine; and
               iii)  may exercise any and all of the rights and
remedies of
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a secured party after default under the UCC (subject to applicable securities laws) as well as all other rights and remedies possessed by the Secured Party under this Stock Pledge Agreement, at law, in equity or otherwise.
          (c)  Notice of Sale or other Disposition.  If notice of
any sale or other disposition of all or any part of the Pledged Collateral is required by law to be given, each Pledgor agrees that a notice sent to it at least 20 days before the time of any
intended public sale, or of the time after which any private sale or other disposition of the Pledged Collateral is to be made, shall be reasonable notice of such sale or other disposition.
(d)  Delivery to Purchaser.  Upon the completion of any
sale or other disposition of all or any part of the Pledged Collateral under this paragraph 4, full title and right of possession to such Pledged Collateral shall pass to such purchaser or purchasers forthwith upon the completion of such sale without any action required on the part of any Pledgor.  Nevertheless, if so requested by the Secured Party or by any purchaser, each Pledgor shall confirm any such sale or transfer by executing and delivering to such purchaser all proper instruments of conveyance and transfer and releases as may be designated in any such request.
          (e)  Application of Proceeds.  The proceeds of any sale
of the Pledged Collateral or any part thereof under this paragraph
4, together with any other sums then held by the Secured Party as part of the Pledged Collateral, shall be, applied by Secured Party in the following order: a) first, to the payment of all reasonable costs and expenses, including reasonable attorneys' fees, incurred by Secured Party in
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enforcing its remedies hereunder or under the JWI Note,
Jennifer-New York Note and/or Guaranty, b) second, to the payment of the JWI Obligations, c) third, to the payment of the
Jennifer-New York Obligations, d) fourth, to the payment of any other amounts, if any, owing to Secured Party in connection with the Obligations, and e) fifth, to the extent any surplus remains, the surplus shall be paid to Pledgors jointly. Pledgors shall be liable to the Secured Party for any deficiency between the outstanding amount of the Obligations and the amount of cash proceeds realized. Secured Party shall account in writing to each Pledgor for the proceeds of any sale or other disposition of Pledged Collateral received by Secured Party.
          (f) Secured Party May Purchase; Purchaser May Apply Obligations Toward Purchase. At any sale or other disposition hereunder, the Secured Party may bid for and purchase the Pledged Collateral offered for sale, and, upon compliance with the terms of sale or other disposition, may hold, retain and dispose of such Pledged Collateral in a manner consistent with applicable law. At any sale or other disposition, the Secured Party shall be entitled, for the purpose of making payment for the Pledged Collateral purchased, to apply any part of the Obligations due and payable to it as a credit against the purchase price of such Pledged
Collateral. Notwithstanding the foregoing, Pledgors shall remain jointly and severally liable for any deficiency remaining with respect to the Obligations.
          (g)  Registration.  Upon the occurrence and continuance
of an Event of Default, (A) any or all shares of capital stock constituting the Pledged Collateral may be registered in the name of the Secured Party or its nominee, as the
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Secured Party shall, in its discretion, decide; and (B) the Secured
Party or such nominee, in its sole discretion, may thereafter, without notice, exercise all voting and other shareholder rights with respect to the Pledged Collateral at any meetings thereof, and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Pledged Collateral as if the Secured Party or such nominee were the absolute owner thereof, including, without limitation, the right to exchange, at the Secured Party's or such nominee's discretion, any and all of the Pledged Collateral. In connection therewith, the Secured Party or such nominee may deposit and deliver any or all of the capital stock constituting the Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Secured Party or its nominee may determine, all without liability, except for fraud, gross negligence or willful misconduct and except to account for property actually received by it, but the Secured Party or its nominee shall have no obligation or duty to exercise any of the aforesaid rights, privileges or options, and shall not be responsible for any failure to do so or delay in so doing.
     5. Voting and Other Rights. Unless an Event of Default has occurred and is continuing, each Pledgor shall be entitled to exercise any and all voting and all other rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with, or in violation of any provision of, this Stock Pledge Agreement. Any cash dividends received by any of Pledgors shall be received in trust for Secured Party and promptly remitted to Secured Party as Pledged Collateral in the form
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received.
     6.   No Segregation of Moneys; No Interest.  No moneys
received by the Secured Party need be segregated in any manner except to the extent required by law, and any such moneys may be deposited in a money market account in the name of Secured Party under such general conditions as may be prescribed by law applicable to the Secured Party, and any interest earned thereon shall be deemed part of the Pledged Collateral, and the Secured
Party shall not be liable for any interest thereon.
     7.   Notices.  Except as otherwise specifically provided
herein, all notices, requests, consents, demands, waivers and other communications hereunder and all statements, reports, documents, certificates and papers to be delivered hereunder shall be given to the respective parties hereto in writing and shall be delivered in person with receipt acknowledged or sent by registered or certified mail return receipt requested, postage prepaid, or by telecopy and confirmed by the telecopy answerback to the address set forth herein under the signature line of such party.
     8. No Assignment. The Secured Party may not assign or otherwise transfer its rights under this Stock Pledge Agreement or any interest herein except to any affiliate or subsidiary of the Secured Party.
      9.   Applicable Law; Severability.  This Stock Pledge
Agreement shall be construed in accordance with, and governed by, all of the provisions of the UCC and by the other internal laws of the State of North Carolina, without regard to conflicts of law. Whenever possible, each provision of this Stock Pledge Agreement
                                19
shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Stock Pledge Agreement shall be prohibited by or invalid under the applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Stock Pledge
Agreement.
     10. Paragraph Titles. The paragraph titles contained in this Stock Pledge Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties.
     11.  Waiver; Entire Agreement.  The Secured Party's failure, at any time or times hereafter, to require strict compliance with or performance by each Pledgor of any provision of this Stock
Pledge Agreement or to fail to exercise, or delay in exercising any right or remedy hereunder, shall not waive, affect or diminish any right of the Secured Party thereafter to demand strict compliance therewith and performance thereby. Any suspension or waiver by the Secured Party of an Event of Default under this Stock Pledge Agreement shall not suspend, waive or affect any other Event of Default under this Stock Pledge Agreement, whether the same is prior or subsequent thereto and whether of the same or of a
different kind or character. None of the undertakings, agreements, warranties, covenants and representations of each Pledgor contained in this Stock Pledge Agreement, and no Event of Default by any Pledgor under this Stock Pledge Agreement shall be deemed to have been suspended or waived by the Secured Party unless such suspension or waiver is in writing and signed by an officer of the Secured Party, specifying such suspension or waiver.  This Stock Pledge Agreement constitutes the entire
agreement with respect to the subject matter hereof, and supersedes all prior agreements, whether oral or written, among the parties with respect to the subject matter hereof, and may not be modified or amended except in a document signed by all Pledgors and the
Secured Party.
     12. Waiver; Consent to Amendments. The liability of each Pledgor hereunder and with respect to the Pledged Collateral shall be in no way affected or impaired by any waiver, amendment,
extension or other modification of any of the Obligations or by any acceptance by the Secured Party of any direct or indirect security for any indebtedness, liability or obligation of each Pledgor or
JWI or Jennifer-New York to the Secured Party, or by any failure, delay, neglect or omission by the Secured Party to realize upon or perfect any such security, indebtedness, liability or obligation, or by any direct or indirect collateral security therefor, or by the bankruptcy, reorganization or insolvency of, or by any other proceeding for the relief of debtors commenced against any Pledgor or JWI or Jennifer-New York.
     13.  Rights Cumulative.  The rights and remedies of the
Secured Party under the Guaranty and this Stock Pledge Agreement shall be cumulative and not exclusive of any rights or remedies which it would otherwise have, and no failure or delay by the
Secured Party in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.
     14.  Power of Attorney.  Each Pledgor hereby makes,
constitutes and
                                21
appoints the Secured Party as its true and lawful attorney-in-fact in his name, place and stead in any way, and to do any act, which each Pledgor could so do or act, with respect to the following matters, with full and unqualified authority to delegate any and all of the following powers to any person or persons whom the
Secured Party shall select to do the following acts as each
Pledgor's attorney-in-fact, provided, however, that so long as no Event of Default shall have occurred and be continuing, Secured
Party shall not exercise such power of attorney:
          To take in its own name or in the name of any Pledgor,
all action which the Secured Party may deem necessary or desirable to perfect or otherwise protect, perfect and maintain the liens created under, and to obtain the benefits of, this Stock Pledge Agreement, and to otherwise protect and preserve the Pledged Collateral, including, without limitation, the signing of any UCC or other type of financing statements, any security agreements, mortgages, deeds of trust and amendments to any of the foregoing;
to endorse any notes, checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Pledged Collateral that may come into possession of the Secured Party; to execute and deliver all agreements, instruments, papers, certificates, powers and other documents and chattel paper relating to the Pledged Collateral; to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Pledged Collateral; to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Pledged Collateral; to execute any proof of claim, subrogation receipt and any other document required by any insurance company as a condition to or otherwise in connection with payment under any policy of insurance; to cancel, assign or surrender any such policies; and to execute and file in the name of and on behalf of Pledgor any one or more Forms 144 or any other form required to comply with Rule 144; and, generally, to do, at the option of the Secured Party and at the expense of the Pledgors, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve and realize upon the Pledged Collateral and the Secured Party's lien thereon in order to effect the intent of this Stock Pledge
Agreement, all as fully and effectually as each Pledgor might or could do.
          This power of attorney is a power coupled with an
interest and shall continue until the payment in full of the
Obligations.
       15. Consent to Jurisdiction. Each Pledgor irrevocably consents that any legal action or proceeding against it under, arising out of or in any manner relating to, this Stock Pledge Agreement or any other documents executed and delivered in connection herewith or therewith, may be brought in any court of the State of North Carolina located within Randolph, North Carolina or in the United States District Courts for the Middle District of North Carolina or the United States Court of Appeals for the Fourth Circuit and each Pledgor waives trial by jury with respect to such legal action or proceeding. Each Pledgor, by the execution and delivery of this Stock Pledge Agreement, expressly and irrevocably consents and submits to the personal jurisdiction of any such court in any such action or proceeding. Each Pledgor further irrevocably consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to it at the address set forth herein for each Pledgor. Each Pledgor hereby expressly and irrevocably waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens. Each Pledgor shall not be entitled in any such action or proceeding to assert any defense given or allowed under the laws of any jurisdiction other than the State of North Carolina unless such defense is also given or allowed by the laws of the State of North Carolina.
Nothing in this paragraph shall affect or impair in any manner or to any extent the right of the Secured Party to commence legal proceedings relating to this Stock Pledge Agreement against any Pledgor in any jurisdiction or to serve process in any manner permitted by law.
     16. Termination. Upon the payment in full of all of the Obligations, this Stock Pledge Agreement and the security interest granted hereby will terminate, all rights to the Pledged Collateral shall revert to the Pledgors and the Secured Party will promptly return the Pledged Collateral to each Pledgor. The Secured Party shall execute and deliver to each Pledgor such documents as Pledgor shall reasonably request to evidence termination of this Stock
Pledge Agreement and the security interest granted herein, which documents shall be prepared at Pledgor's sole cost and expense.
     17. This Stock Pledge Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all of which Counterparts shall together constitute one and the same
                                24
instrument.

     IN WITNESS WHEREOF, the Pledgors have caused this Stock Pledge Agreement to be duly executed as of the date first above written.

                              JARA ENTERPRISES,  INC.

                              By:/S/Fred J. Love

                              Title:President

                              Address:



                              Telecopier No.


                              CONVERTIBLE ENTERPRISES, INC.

                              By:/S/Fred J. Love

                              Title:President

                              Address:



                              Telecopier No.


                              BRIGHT STAR ENTERPRISES, INC.

                              By:/S/Fred J. Love

                              Title:President

                              Address:



                              Telecopier No.

                              JENNIFER ADVERTISING, INC.

                              By:/S/Fred J. Love

                              Title:President

                              Address:



                              Telecopier No.

                              CONSENTED TO:

                              /S/Harley J. Greenfield
                              Harley J. Greenfield,
                              As Voting Trustee and Optionee

                              /S/Edward B. Seidner
                              Edward B. Seidner,
                              As Optionee

ACCEPTED:

KLAUSSNER FURNITURE INDUSTRIES, INC.,
405 Lewallen Road
Asheboro, North Carolina  27203

By:/S/Robert C. Shaffner

Title:Senior Vice President

Telecopier No.

STATE OF NEW YORK   )
                    )ss:
COUNTY OF NEW YORK  )



     On the 1st day of March, 1996 before me personally came Fred
J. Love, to me known, and who stated to me that he is the President of JARA ENTERPRISES, INC., the corporation described in and which executed the foregoing instrument; and (s)he signed (her) his name thereto by order of the Board of Directors of said corporation, and duly acknowledges that (s)he executed the same.



                                       /S/Stuart Radish
                                       Notary Public

STATE OF NEW YORK   )
                    )ss:
COUNTY OF NEW YORK  )



     On the 1st day of March, 1996  before me personally came Fred
J. Love, to me known, and who stated to me that he is the President of CONVERTIBLE ENTERPRISES, INC., the corporation described in and which executed the foregoing instrument; and (s)he signed (her) his name thereto by order of the Board of Directors of said corporation, and duly acknowledges that (s)he executed the same.



                                       /S/Stuart Radish
                                       Notary Public

STATE OF NEW YORK   )
                    )ss:
COUNTY OF NEW YORK  )



     On the 1st day of March, 1996 before me personally came Fred
J. Love, to me known, and who stated to me that he is the President of BRIGHT STAR ENTERPRISES, INC., the corporation described in and which executed the foregoing instrument; and (s)he signed (her) his name thereto by order of the Board of Directors of said corporation, and duly acknowledges that (s)he executed the same.



                                      /S/Stuart Radish
                                      Notary Public

STATE OF NEW YORK   )
                    )ss:
COUNTY OF NEW YORK  )



     On the 1st day of March, 1996 before me personally came Fred
J. Love, to me known, and who stated to me that he is the President of JENNIFER ADVERTISING, INC., the corporation described in and which executed the foregoing instrument; and (s)he signed (her) his name thereto by order of the Board of Directors of said corporation, and duly acknowledges that (s)he executed the same.



                                      /S/Stuart Radish
                                      Notary Public

                            SCHEDULE A


1) Jara Enterprises, Inc.

   Ctf. No.     Date Issued     Shares

   JCC  673     08/25/88        50,000 (Lost put in for
                                        replacement)
   JCC  907     04/10/88         7,650
   JCC 1191     02/05/91         8,670

2) Convertible Enterprises, Inc.

   Ctf. No.     Date Issued     Shares

   JCC 674      08/25/88        75,000 (Lost put in for
                                        replacement)
   JCC 908      04/10/89        22,950
   JCC 931      06/19/89        19,278
   JCC 970      09/15/89        98,701

3) Bright Star Enterprises, Inc.

   Ctf. No.     Date Issued     Shares

   JCC 675      08/25/88        25,000 (Lost put in for
                                        replacement)

4) Jennifer Advertising, Inc.

   Ctf. No.     Date Issued     Shares

   JCC 2946     01/19/96        36,000

                            SCHEDULE B


1.  THE OPTION AGREEMENT dated November 7, 1994, by and between
    Jara Enterprises, Inc., a New York Corporation, and Harley
    J. Greenfield.

2.  THE OPTION AGREEMENT dated November 7, 1994, by and between
    Convertible Enterprises, Inc., a New York Corporation, and
    Harley J. Greenfield.

3.  THE OPTION AGREEMENT dated November 7, 1994, by and between
    Bright Star Enterprises, Inc., a New York Corporation, and
    Harley J. Greenfield.

4.  THE OPTION AGREEMENT dated November 7, 1994, by and between
    Jennifer Advertising, Inc., a New York Corporation, and
    Harley J. Greenfield.

5.  THE OPTION AGREEMENT dated November 7, 1994, by and between
    Jara Enterprises, Inc., a New York Corporation, and Edward
    B. Seidner.

6.  THE OPTION AGREEMENT dated November 7, 1994, by and between
    Convertible Enterprises, Inc., a New York Corporation, and
    Edward B. Seidner.

7.  THE OPTION AGREEMENT dated November 7, 1994, by and between
    Bright Star Enterprises, Inc., a New York Corporation, and
    Edward B. Seidner.

8.  THE OPTION AGREEMENT dated November 7, 1994, by and between
    Jennifer Advertising, Inc., a New York Corporation, and
    Edward B. Seidner.

                                33

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